                              medix.resources,inc.
                       Connecting the world of healthcare

News Release

CONTACT:

John Prufeta
(212) 697-2509
(212) 681-9817 (fax)

Andrew Brown
(718) 323-7424

              MEDIX RESOURCES TO PROVIDE TELEPHONIC PROGRESS REPORT
                                     ------

NEW  YORK,  June 11,  2002 - Medix  Resources,  Inc.  (AMEX:  MXR)  invites  its shareholders,  brokers, fund managers, analysts, and other interested parties to listen  to a live  telephonic  presentation  by Chief  Executive  Officer,  John
Prufeta and Patricia Minicucci, Corporate Executive Vice President,  Operations.
The  conference  call is  scheduled  for  Wednesday,  June 26,  2002 AT 11:00 AM
EASTERN  DAYLIGHT  TIME.  Ms.  Minicucci  and Mr.  Prufeta will discuss  current
Company  developments and will incorporate  various topics that are submitted by shareholders via email or fax in advance.  As previously,  the company wishes to emphasize that this  presentation  will be simply a periodic update and progress report,  and should not be  anticipated  as a forum to announce any  significant news event.

Please submit suggested  topics/questions by fax to M. DePalma at (212) 681-9817 or by e-mail to MDEPALMA@CYMEDIX.COM BY THE CLOSE OF BUSINESS,  FRIDAY, June 21,
2002.

To listen to the presentation, please call the following teleconferencing number and begin placing your calls 10 minutes before the hour:

         1-888-453-6050 (Domestic)
         1-712-271-3211 (International)
         PASSCODE:  MEDIX

For those unable to participate,  a replay will be available on Friday, June 28,
2002 at 3:00 p.m. EST. Please call:

         1-415-228-4637 (Domestic/ International)
         PASSCODE:  MEDIX

About Medix Resources, Inc.

Medix  Resources,  Inc.,  through  its  wholly  owned  subsidiary  Cymedix  Lynx
Corporation,  is the  developer  and provider of the  Cymedix(R)  suite of fully secure,  Internet based transaction software products, that enable communication of high value added healthcare  information among physician offices,  hospitals, health  management  organizations  and health  insurance  companies.  Additional information  about Medix Resources and its products and services can be found by visiting  its  Web  sites,  WWW.MEDIXRESOURCES.COM  and  WWW.CYMEDIX.COM,  or by calling (800) 326-8773.

                                      # # #

Information  in this press  release  contains  forward-looking  statements  that involve risks and  uncertainties  that might adversely affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance the development of its Internet services and related software, the effectiveness and the  marketability of those services,  the ability of the Company to protect its proprietary  information,  and the  establishment of an efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are  presented in detail in the  Company's  Form 10-K/A for 2001, which was filed with the Securities and Exchange  Commission on May 24, 2002 and
the  Company's  10Q for the First  Quarter  of 2002,  which  was filed  with the
Securities  and  Exchange  Commission  on May  15,  2002.  This  information  is available from the SEC or the Company.